Exhibit 10.35
[Letter to CEO, COO, CFO, and EVPs
Under the Sysco Corporation 2008 Cash Performance Unit Plan]
November 10, 2009
PERSONAL AND CONFIDENTIAL
[Name]
[Street Address]
[City, State, Zip]
Dear [Grantee]:
In recognition of your long-term commitment to Sysco and its customers and of your expected future contributions to our corporate financial objectives, you have been granted [_____] “performance units” under the Sysco Corporation 2008 Cash Performance Unit Plan, as amended and restated (the “Plan”). The value assigned to each of your performance units is $35.00.
Subject to the terms and conditions of the Plan, these performance units represent your right to receive a cash bonus of up to 150% of the total value of your units, consisting of two components. Any bonus payable will equal the sum of:
(A) up to 75% of the total value of your units, if and to the extent that Sysco attains certain increases in fully diluted net earnings per share during the “performance period” (June 28, 2009 through June 30, 2012), set by the Compensation Committee of Sysco’s Board of Directors; plus
(B) up to 75% of the total value of your units, if and to the extent that Sysco attains certain increases in sales during the performance period, set by the Compensation Committee.
Please be aware that several significant changes have been made to the cash bonus under the Plan:
1.	If you retire in good standing from Sysco during the performance period, the units awarded to you for the performance period will be reduced on a pro-rata basis based on the number of years during which you were actively employed during the performance period prior to your retirement. You will get credit for a year if you were actively employed by Sysco at any time during the year.

2.	Your payment amount for your units following a change of control of Sysco will be determined assuming that Sysco achieved the target level of performance (100% of the total value of your units) with respect to each performance goal for the performance period. Previously, the Plan provided that the payment amount following a change of control would be paid assuming achievement of maximum performance levels (150% of the total value of your units).

3.	On May 15, 2009 the Board of Directors of Sysco adopted an incentive payment clawback policy which gives the Compensation Committee the right to recoup all or a portion of your payment amount with respect to the units awarded for the performance period if there is a restatement of the financial results (other than a restatement resulting from a change in accounting policy) used to determine your payment amount within thirty-six (36) months of a payment (a “restatement”) and such restatement would have

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resulted in a lower payment amount had it been determined based on such restated financial results.
Enclosed for your review are copies of the Plan document, a beneficiary designation form, instructions for completing the beneficiary designation form and other explanatory materials. All of the enclosed documents are important legal documents that should be reviewed carefully and kept in a safe place. If you are a new participant or would like to change your designated beneficiary under the Plan, please complete the enclosed beneficiary designation form as soon as possible, and return it to Connie Brooks. If you completed the beneficiary designation form last year, you do not have to complete it again this year unless you want to change your designated beneficiary.
Thank you for your hard work and service. Your efforts, which are an integral part of Sysco’s growth and progress, are deeply appreciated. If you should have any questions about your performance unit grant or the Plan, please contact Mark Wisnoski or Mike Nichols.
Sincerely,
William J. DeLaney
Chief Executive Officer

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FISCAL YEAR 2010
CASH PERFORMANCE UNIT PROGRAM
[Performance Period Fiscal 2010-2012]
Adopted Effective September 24, 2009
     This Fiscal Year 2010 Cash Performance Unit Program (the “Program”) was adopted pursuant to the First Amended and Restated Sysco Corporation 2008 Cash Performance Unit Plan (the “Plan”) by the Committee (as defined in the Plan) of Sysco Corporation (the “Company”) effective September 24, 2009. This Program is for the Performance Period commencing June 28, 2009, and ending June 30, 2012 (the “Performance Period”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Plan.
     1. Participants. The participants (“Participants”) in the Program are as follows:
          Subsidiary Participants. Persons determined by the Chairman, Chief Executive Officer or Chief Operating Officer (individually, a “Senior Officer”) who also serve as an officer of an operating division or subsidiary of the Company (individually, a “Subsidiary”) regardless of whether such Participant is employed by a Subsidiary or the Company. The Payment Amount for a Subsidiary Participant shall be determined using Table A, as is more fully described in Section 3 hereof.
          Corporate Participants. Those persons on the attached list and other persons designated by a Senior Officer who (i) serve as an officer of the Company and (ii) are also employees of the Company or a Subsidiary. The Payment Amount for a Corporate Participant shall be determined using Table B, as is more fully described in Section 3 hereof.
          Designated Participants. Persons other than Subsidiary Participants or Corporate Participants who are employed by a Subsidiary or by the corporate office of the Company who are designated by the Committee. The Payment Amount for a Designated Participant shall be determined using Table A if the Committee determines that such Designated Participant’s Performance Goals are to be measured by the performance of one or more Subsidiaries, or Table B if the Committee determines that such Designated Participant’s Performance Goals are to be measured by the performance of the Company, in each case as is more fully described in Section 3 hereof.
     2. Definitions.
          (a) For Calculations Regarding Table A attached hereto:
               (i) Increase in Operating Pretax Earnings. Except as provided in Section 2(a)(ii), the Increase in Operating Pretax Earnings (“OPTE”) for the Performance Period is equal to the average of the percentage change in OPTE calculated for each Fiscal Year ending during the Performance Period. The percentage change in OPTE for each Fiscal Year is computed by comparing the Subsidiary’s OPTE for the relevant Fiscal Year (the calculation of which does not include gain on the sale of fixed assets and is subject to other adjustments determined by the Committee) to the Subsidiary’s OPTE for the prior Fiscal Year; provided, however, that no more than a thirty-percent (30%) increase in the OPTE for any Fiscal Year during a Performance Period shall be taken into account in determining the Increase in OPTE for such Performance Period.
               (ii) Increase in OPTE for Performance Periods with Negative Growth Year. Notwithstanding Section 2(a)(i), in the event that a Subsidiary’s OPTE for any Fiscal Year during the Performance Period is less than the Subsidiary’s OPTE for the immediately preceeding Fiscal Year (such Fiscal Year with the lower OPTE is hereinafter referred to as (a “Negative Growth Year”)), the Increase in the OPTE for the Performance Period containing the Negative Growth Year shall be calculated as the ratio of (A) divided by (B), where (A) is the average of the sum of the actual amount of the increase(s) or decrease(s) in the OPTE for the Fiscal Years in such Performance Period and (B) is the OPTE for the Fiscal Year immediately prior to the first Fiscal Year of the applicable Performance Period. The calculation of the OPTE for any Fiscal Year does not include gain on the sale of fixed assets and is subject to other adjustments determined by the Committee.
               (iii) Foldout Companies. For purposes of calculating the increase in OPTE with respect to a foldout company (“Foldout”) under 2(a)(i) and 2(a)(ii) above, the OPTE of the Foldout for its first Fiscal Year shall be ignored, and the Performance Period shall be deemed to contain two Fiscal Years.
               (iv) Percentage Change in Sales. Shall equal the average of the percentage change in sales (whether positive or negative for any Fiscal Year of the Subsidiary) calculated for each Fiscal Year ending during the Performance Period. The percentage change in sales for each Fiscal Year is computed by comparing the Subsidiary’s sales for the relevant Fiscal Year to the Subsidiary’s sales for the prior Fiscal Year. Sales shall be determined in accordance with U.S. generally accepted accounting principles (GAAP).
          (b) For Calculations Regarding Table B attached hereto:
               (i) Increase in Fully-Diluted Net Earnings Per Share. The Increase in Fully-Diluted Net Earnings Per Share (“EPS”) for the Performance Period is equal to the average change in EPS calculated for each Fiscal Year ending during the Performance Period. The change in EPS for each Fiscal Year is computed by comparing EPS for the relevant Fiscal Year to the Company’s EPS for the prior Fiscal Year.
               (ii) Percentage Change in Sales. Shall equal the average of the percentage change in sales (whether positive or negative for any Fiscal Year of the Company) calculated for each Fiscal Year ending during the Performance Period. The percentage change in sales for each Fiscal Year is computed by comparing the Company’s sales for the relevant Fiscal Year to the Company’s sales for the prior Fiscal Year. Sales shall be determined in accordance with U.S. generally accepted accounting principles (GAAP).
          (c) Fiscal Years. For purposes of this Performance Period, Fiscal Years shall mean the fiscal years of the Company; provided, however, that for purposes of measuring performance for any Fiscal Year that is greater than 52 weeks (including the Fiscal Year preceding the Performance Period) (any such year, a “Long Fiscal Year”) the relevant results of the Company and/or its Subsidiaries for the Long Fiscal Year shall be adjusted as follows: the relevant results for the Long Fiscal Year shall be reduced by the amount determined by multiplying (i) the relevant results for the last quarter of the Long Fiscal Year by (ii) 1/14th. For purposes of the preceding sentence, the relevant results shall mean OPTE and sales for purposes of the Table A calculations, and EPS and sales for purposes of the Table B calculations.
     3. Method of Operation.
          (a) In General. Subject to the discretion of the Committee to formulate different Performance Goals as to any Participant other than Covered Employees, the Payment Amount which a Participant can earn with respect to Performance Units under the Plan is based on (i) the performance of the Company as a whole, (ii) the performance of the Subsidiary which employs such Participant, (iii) the performance of the Subsidiary designated by the Committee as the Subsidiary by reference to which the bonus is to be determined (as to Subsidiary Participants and Designated Participants), or (iv) the performance of a select group of Subsidiaries (as to Corporate Participants and possibly Designated Participants). Except as otherwise provided in the Plan, the Payment Amount is calculated with respect to the entire Performance Period. If earned, the Payment Amount shall be paid in accordance with the Plan.
          (b) Payment Amount.
               (i) Subsidiary Participant. Subject to Section 3(i), for each Subsidiary Participant, the Payment Amount is the sum of (A) the Earnings Growth Payment Amount and (B) the Sales Growth Payment Amount, determined as follows:
Earnings Growth Payment Amount

Number of Performance Units Granted to Participant	X	Unit Value	X	Applicable Percentage Determined Under Part I of Table A	X	50%	=	Earnings Growth Payment Amount
Sales Growth Payment Amount

Number of Performance Units Granted to Participant	X	Unit Value	X	Applicable Percentage Determined Under Part II of Table A	X	50%	=	Sales Growth Payment Amount
               (ii) Corporate Participant. For each Corporate Participant, the Payment Amount is the sum of (A) the Earnings Growth Payment Amount and (B) the Sales Growth Payment Amount, determined as follows:
Earnings Growth Payment Amount

Number of Performance Units Granted to Participant	X	Unit Value	X	Applicable Percentage Determined Under Part I of Table B	X	50%	=	Earnings Growth Payment Amount

Sales Growth Payment Amount

Number of Performance Units Granted to Participant	X	Unit Value	X	Applicable Percentage Determined Under Part II of Table B	X	50%	=	Sales Growth Payment Amount
          (c) Performance Goals Measured by Performance of Subsidiaries. With respect to each Participant whose Performance Goals are measured by the performance of a Subsidiary, the Applicable Percentage shall be determined on the basis of the results of the operations of that Subsidiary during the Performance Period as shown on Table A attached hereto and made a part hereof.
          (d) Performance Goals Measured by Performance of the Company. With respect to each Participant whose Performance Goals are measured by the performance of the Company, the Applicable Percentage shall be determined on the basis of the results of operations of the Company during the Performance Period as shown on Table B attached hereto and made a part hereof.
          (e) Performance Goals for Transferred Participants. If a Participant transfers employment between the Company and a Subsidiary or a Subsidiary and another Subsidiary (a “Transferred Participant”), the Transferred Participant’s Performance Goals shall be measured by the performance of the Company or Subsidiary, as applicable, for which the Transferred Participant has been employed for the greatest number of business days during the Performance Period.
          (f) Unit Value. The Unit Value for the Performance Period is $35.00.
          (g) General Rules Regarding Bonus Calculation. In determining whether or not the results of operations of a Subsidiary (or group of Subsidiaries) or the Company for the Performance Period satisfy the Performance Goals, except as otherwise provided herein Company accounting practices and generally accepted accounting principles shall be applied on a basis consistent with prior periods, and such determination shall be based on the calculations made by the Company, approved (in the case of Covered Employees) by the Committee and binding on each Participant.
          (h) Tax Law Changes. If the Code is amended during a Fiscal Year and, as a result of such amendment(s), the effective tax rate applicable to the earnings of the Company (as described in the “Summary of Accounting Policies” section of the Company’s annual report to the Securities and Exchange Commission on Form 10-K) changes during a Fiscal Year, the calculation of the EPS of the Company for the Fiscal Year in which such rate change becomes effective (the “Rate Change Year”) shall be made as if such rate change had not occurred during the Rate Change Year. For the Fiscal Year following the Rate Change Year, the calculation of the EPS of the Company shall be made after taking into account such rate change, and shall be compared, for purposes of computing the appropriate change in EPS for such Fiscal Year, with the EPS of the Company for the Rate Change Year, computed after taking into account such rate change.

          (i) No Payment Amount for Certain Subsidiary Participants. In the event that during any Fiscal Year a Subsidiary has an operating loss (a “Loss Year”), then neither the President nor the Executive Vice President(s) who are Subsidiary Participants with respect to such Subsidiary shall be entitled to a Payment Amount for the Performance Period containing such Loss Year.
     4. Payment. Within 90 days after the end of the Performance Period, the Company shall determine, and, in the case of Covered Employees, the Committee shall approve, the Payment Amount to be made for Performance Units awarded under the Plan and earned by each Participant pursuant to the provisions of Section 3 above. Such bonus shall be payable in cash as provided in the Plan, and shall be paid no later than the last day of the fourth month following the end of the Performance Period (the “Payment Date”), except in the case of the Retirement of a Specified Employee during the Performance Period, in which case the Payment Amount shall not be paid to the Participant until the later of six months following the date of Retirement or the Payment Date, but only to the extent that making such Payment Amount would result in a violation of Section 409A.
     5. Clawback of Payment Amount. In accordance with the Company’s incentive payment clawback policy, in the event of a restatement of financial results (other than a restatement due to a change in accounting policy) within thirty-six (36) months after a Payment Date under the Plan, if the Committee determines in its sole and absolute discretion, that a Payment Amount paid to a Participant under the Plan would have been lower had it been calculated based on such restated results (the “Adjusted Payment Amount”), then the Committee shall, subject to applicable governing law, have the right to recoup from such Participant, in such form and at such time as the Committee determines in its sole and absolute discretion, the difference between the amount previously paid to such Participant pursuant to the Plan (without regard to amounts deferred by such Participant under the Company’s executive benefit plans, if applicable) and the Adjusted Payment Amount.
     6. Maximum Units Granted to Participants under this Program. The Committee has established the maximum number of Units that may be granted to a Participant under this Program. Nothing in this Program shall be construed to give any Participant the right to receive a number of Units for the Performance Period equal to the maximum number of Units established by the Committee, and the Committee shall have the right to grant a Participant a number of Units less than the maximum established by the Committee.
     7. Overall Limitation Applicable to Covered Employees. Notwithstanding any other provision in this Program to the contrary, in no event shall any Covered Employee be entitled to a Payment Amount for any Performance Period in excess of one percent (1%) of the Company’s earnings before income taxes as publicly disclosed in the “Consolidated Results of Operations” section of the Company’s annual report to the Securities and Exchange Commission on Form 10-K for the Fiscal Year ending in 2012.
     8. Delegation of Authority. Pursuant to Section 8.1 of the Plan, the Committee hereby delegates discretionary authority granted to the Committee under this Program as well as under the Plan to the Senior Officers and each of them individually, except as to Covered Employees.

Exhibit 1
TABLE A
FISCAL YEAR 2010
CASH PERFORMANCE UNIT PROGRAM
[Performance Period Fiscal 2010-2012]
OPERATIONS OF THE SUBSIDIARY
PART I: GROWTH IN OPERATING PRE-TAX EARNINGS

	Threshold								Target								Maximum

Percentage Increase in Operating Pre-Tax Earnings	6-6.37	6.38-6.74	6.75-7.12	7.13-7.49	7.50-7.87	7.88-8.24	8.25-8.62	8.63-8.99	9-9.37	9.38-9.74	9.75-10.12	10.13-10.49	10.50-10.87	10.88-11.24	11.25-11.62	11.63-11.99	12+
Applicable Percentage	50%	56.2%	62.3%	68.8%	75%	81.2%	87.6%	93.8%	100%	106.2%	112.6%	118.8%	125%	131.2%	137.6%	143.8%	150.0%
PART II: GROWTH IN SALES

	Threshold								Target								Maximum

Percentage Change in Sales	4-4.24	4.25-4.49	4.5-4.74	4.75-4.99	5-5.24	5.25-5.49	5.50-5.74	5.75-5.99	6-6.24	6.25-6.49	6.5-6.74	6.75-6.99	7-7.24	7.25-7.49	7.5-7.74	7.75-7.99	8+
Applicable Percentage	50%	56.2%	62.3%	68.8%	75%	81.2%	87.6%	93.8%	100%	106.2%	112.6%	118.8%	125%	131.2%	137.6%	143.8%	150.0%

Exhibit 2
TABLE B
FISCAL YEAR 2010
CASH PERFORMANCE UNIT PROGRAM
[Performance Period Fiscal 2010-2012]
OPERATIONS OF THE COMPANY
PART I: GROWTH IN FULLY-DILUTED NET EARNINGS PER SHARE

	Threshold								Target								Maximum

Percentage Increase in Fully-Diluted Net Earnings Per Share	6-6.37	6.38-6.74	6.75-7.12	7.13-7.49	7.50-7.87	7.88-8.24	8.25-8.62	8.63-8.99	9-9.37	9.38-9.74	9.75-10.12	10.13-10.49	10.50-10.87	10.88-11.24	11.25-11.62	11.63-11.99	12+
Applicable Percentage	50%	56.2%	62.3%	68.8%	75%	81.2%	87.6%	93.8%	100%	106.2%	112.6%	118.8%	125%	131.2%	137.6%	143.8%	150.0%
PART II: GROWTH IN SALES

	Threshold								Target								Maximum

Percentage Change in Sales	4-4.24	4.25-4.49	4.5-4.74	4.75-4.99	5-5.24	5.25-5.49	5.50-5.74	5.75-5.99	6-6.24	6.25-6.49	6.5-6.74	6.75-6.99	7-7.24	7.25-7.49	7.5-7.74	7.75-7.99	8+
Applicable Percentage	50%	56.2%	62.3%	68.8%	75%	81.2%	87.6%	93.8%	100%	106.2%	112.6%	118.8%	125%	131.2%	137.6%	143.8%	150.0%